                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Optika Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                          [COMPANY LOGO APPEARS HERE]

                                                                 April 14, 1999

Mark K. Ruport
Chairman, Chief Executive Officer
 and President

Dear Stockholder:

   You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Optika Inc. (the "Company"), which will be held on Thursday, May 20, 1999 at 9:00 a.m. local time, at The Broadmoor Hotel, One Lake Avenue, Colorado Springs, Colorado. In addition to the matters to be acted upon at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report to the stockholders on the operations of the Company. I hope that you will be able to attend.

   Whether or not you plan to be at the meeting, please be sure to complete, date, sign and return the proxy card enclosed with this Proxy Statement as promptly as possible so that your shares may be voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting.

                                          Sincerely,

                                          /s/ Mark K. Ruport
                                          MARK K. RUPORT
                                          Chairman, Chief Executive Officer
                                           and President

                          [COMPANY LOGO APPEARS HERE]
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 May 20, 1999

TO THE STOCKHOLDERS OF OPTIKA INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Optika Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 20, 1999, at 9:00 a.m. local time, at the Broadmoor, One Lake Avenue, Colorado Springs, Colorado 80901, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect directors to serve until the next Annual Meeting, or until their successors are elected and qualified;

  2. To ratify the appointment of KPMG LLP as independent accountants of the Company for the fiscal year ending December 31, 1999;

  3. To approve a series of amendments to the Company's 1994 Stock Option/Stock Issuance Plan (the "1994 Plan" or the "Optika Plan"), including the renewal of the automatic annual increase in the share reserve such that the number of shares of the Company's Common Stock reserved for issuance under the 1994 Plan will automatically increase on the first trading day of each of the calendar years 2000, 2001 and 2002, by the number of shares equal to the lesser of (i) three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year or (ii) 300,000 shares; and

  4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Only stockholders of record at the close of business on March 30, 1999 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company during normal business hours, for purposes related to the Annual Meeting, for a period of ten days prior to the Annual Meeting.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                      Sincerely,

                                      /s/ Steven M. Johnson
                                      Steven M. Johnson
                                      Vice President--Finance and
                                      Administration, Chief Financial Officer
                                      and Secretary

Colorado Springs, Colorado
April 14, 1999

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                  OPTIKA INC.
                         7450 Campus Drive, 2nd Floor
                       Colorado Springs, Colorado 80920

                                PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 20, 1999

GENERAL

   The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Optika Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday May 20, 1999 (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m. local time at the Broadmoor, One Lake Avenue, Colorado Springs, Colorado 80901. These proxy solicitation materials were mailed on or about April 9, 1999 to all stockholders entitled to vote at the Annual Meeting.

Voting

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On March 30, 1999, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 7,171,470 shares of the Company's common stock, $.001 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on March 30, 1999. Stockholders may not cumulate votes in the election of directors.

   All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

   The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting.

   Mr. Steven M. Johnson, the Company's Vice President-Finance and Administration, Chief Financial Officer and Secretary, has been appointed by the Board of Directors to serve as Inspector of Election at the Meeting. All proxies and ballots delivered to Mr. Johnson shall be kept confidential.

Revocability of Proxies

   You may revoke or change your Proxy at any time before the Annual Meeting by filing with Mr. Steven M. Johnson, the Secretary of the Company, at the Company's principal executive offices, Optika Inc., 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                  MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                      PROPOSAL ONE--ELECTION OF DIRECTORS

General

   Three directors are to be elected and qualified at the Annual Meeting. The Company's Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors (designated as Class I, Class II and Class III directors, respectively) having staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The initial Class I, Class II and Class III directors were so designated and elected at the 1997 Annual Meeting. The initial term of the Class I directors expired and the Class I directors were elected for a full term of three (3) years at the 1998 Annual Meeting. At the 1999 annual meeting of stockholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the 2000 annual meeting of stockholders, the terms of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three
(3) years to succeed the directors of the class whose terms expire at such annual meeting.

   Nominees for election have agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The three candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms and until their successors have been elected and qualified.

Information with Respect to Nominees and Directors

   Set forth below is information regarding the nominees and directors, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they are selected as directors or nominees and their ages as of March 10, 1999:

                          Age   Position(s) with the Company       Director Since
                          ---   ----------------------------       --------------
 Nominees:
  Harry S. Gruner........  39 Director                             1996
  Graham O. King.........  59 Director                             1996
  James T. Rothe Ph.D. ..  55 Director Nominee                     Not applicable

 Directors:
  Richard A. Bass........  57 Director                             1993
  Paul Carter............  44 Co-Founder and Director              1988
  James E. Crawford......  53 Director                             1993
  Mark K. Ruport.........  46 President, Chief Executive Officer   1995
                              and Chairman of the Board of
                              Directors
  Robert L.Gett*.........  48 Director                             1996

--------
* Mr. Gett's term expires concurrently with the date of the Annual Meeting and he has elected to not stand for re-election.

Business Experience of Directors and Nominees

  Class I--Directors

     Richard A. Bass has served as a Director of the Company since May 1993, and he served as Chairman of the Board from September 1994 to May 1996. Since February 1991, Mr. Bass has been President and Chief Executive Officer of Point of View, Inc., a company specializing in medical, high-tech and sales multi-media interactives.

     Paul Carter is a co-founder of the Company and has served as a Director since its inception. Since July 1994, he has served as Chief Product Architect, and he served as the Company's Secretary from 1988 to May 1996. From July 1990 to June 1994, Mr. Carter was Director of Research and Development of the Company, and from January 1988 to June 1990 he was its Vice President--Research and Development. Prior to co-founding the Company, Mr. Carter was a design specialist for Ashton-Tate in California.

  Class II--Directors

     Robert L. Gett has served as a Director of the Company since June 1996. He has been President and Chief Executive Officer of Silicon Valley Internet Partners, an Internet Strategy and Systems Integration Company, since November 1996. From March 1991 until October 1996 he was President, North America for Cambridge Technology Partners, an international professional services information technology firm, and he had served as a Director of that firm from October 1992. From August 1990 until March 1991, Mr. Gett served as Executive Vice President--Operations, of Cambridge Technology Group, Inc. From July 1988 until August 1990, Mr. Gett served as President of Fidelity Software Development Company, the systems and technology services unit of Fidelity Investments. From February 1982 until July 1988, Mr. Gett served as Chief Information Officer of Smith Barney, Harris Upham & Company, Inc. Mr. Gett is not standing for re-election as a Director and his term will expire concurrently with the Annual Meeting.

  Class II--Nominees

     Harry S. Gruner has served as a Director of the Company since May 1996. He has been a general partner of JMI Equity Fund, a private equity investment partnership, since November 1992. From August 1986 to October 1992, Mr. Gruner was with Alex. Brown & Sons Incorporated most recently as a principal. Mr. Gruner is also a director of the META Group, Inc., a syndicated information technology research company, Hyperion Software, Inc., an analytical applications software company and numerous privately held companies.

     Graham O. King has served as a Director since April 1996. Mr. King is currently the President of Strategic Solutions Group for McKesson HBOC, Inc. Mr. King was Chairman, Chief Executive Officer and a Director of US Servis, Inc., a healthcare management services company, from October 1993 to September 1998, at which time US Servis, Inc. was purchased by McKesson HBOC, Inc. From April 1987 to October 1993, Mr. King was with Shared Medical Services, a company specializing in hospital information systems, most recently serving as its president from 1988 to 1993. From February 1983 to December 1986, Mr. King was President of Daseke and Company and from December 1979 to November 1982, was President and Chief Executive Officer of Auto-Trol Technology, a computer-aided design software company. Mr. King is also a Director of ADAC Laboratories, a provider of nuclear medicine diagnostic imaging equipment and a supplier of radiology and laboratory information systems.

     James T. Rothe Ph.D is currently a Professor of Business at the College of Business of the University of Colorado at Colorado Springs where he also served as Dean from 1986 to 1994. Mr. Rothe is a member of the Board of Directors for Analytical Surveys, Inc. (ANLT) and NeoCore, LLC, and a Trustee of the Janus Funds. From 1988 to 1998, Mr. Rothe was a Principal of the Phillips-Smith Specialty Retail Group, a venture capital partnership. Mr. Rothe was President of Pearle Vision Center in 1986 and President of Texas State Optical from 1983 to 1986, both of which are divisions of Pearle Health Services, Inc. Mr. Rothe received his bachelors, masters and doctoral degrees from the University of Wisconsin at Madison.

  Class III--Directors

     James E. Crawford III has served as a Director of the Company since December 1993. He is a general partner of Frontenac Company, a venture capital firm that he joined in August 1992. From February 1984 to August 1992, Mr. Crawford was a general partner of William Blair Venture Management Co., the general partner of William Blair Venture Partners III, a venture capital fund. He was also a general partner of William Blair & Company, an investment bank and brokerage affiliated with William Blair Venture Management Co., from January 1987 to August 1992. Mr. Crawford is also a Director of Input Software (formerly Cornerstone Imaging, Inc.), a provider of document imaging subsystems, Allegiance Telecom Inc., a competitive local exchange carrier and he is a Director of several private companies.

     Mark K. Ruport has been President and Chief Executive Officer and Director of the Company since February 1995. He has served as Chairman of the Board of Directors since May 1996. From June 1990 to July 1994, Mr. Ruport was President and Chief Operating Officer, and most recently Chief Executive Officer, of Interleaf, Inc., a publicly-held software and services company that develops and markets document management, distribution and related software. From July 1994 to February 1995, Mr. Ruport pursued personal interests. From 1989 to 1990, Mr. Ruport was Senior Vice President of Worldwide Sales of Informix Software, where he had direct responsibility for direct and indirect sales and OEMs. From 1985 to 1989, Mr. Ruport was Vice President of North American Operations for Cullinet Software, where he oversaw North American sales, customer support and systems integration.

   There are no family relationships among the members of the Board of Directors or the officers of the Company. Messrs. Bass, Carter, Crawford, Gruner and Ruport, and Mr. Thomson who resigned on November 30, 1997, were appointed to the Board of Directors of the Company pursuant to a provision of an Amended and Restated Shareholders' Agreement between the Company and certain stockholders named therein dated as of November 22, 1995, which provision will expire on November 22, 2005.

Board Committees and Meetings

   During the fiscal year ended December 31, 1998, the Board of Directors held five (5) meetings. The Board of Directors has an Audit Committee and a Compensation Committee. Each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he served during the past fiscal year.

   The Audit Committee currently consists of three (3) directors, Messrs. Bass, Gruner and King. The Audit Committee reviews internal auditing procedures, the adequacy of internal controls and the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee meets periodically with management and the independent auditors. During the fiscal year ended December 31, 1998 the Audit Committee held one (1) meeting.

   The Compensation Committee currently consists of three (3) directors, Messrs. Crawford, Gruner and King. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company. The Compensation Committee also has exclusive authority to administer the Company's 1994 Stock Option/Stock Issuance Plan (the "1994 Plan") and to make option grants and direct stock issuances under such Plan. Pursuant to the provisions of the 1994 Plan, the Compensation Committee has appointed a Secondary Committee of the Compensation Committee, consisting of Mr. Ruport (the "Secondary Committee"), to make option grants and direct stock issuances to eligible persons other than officers and directors subject to the short-swing profit restrictions of the federal securities laws. The Compensation Committee held three (3) meetings, and the Secondary Committee acted by written consent on fourteen (14) occasions.

Director Compensation

   Except for certain grants of stock options and reimbursement of expenses, directors of the Company do not receive compensation for services rendered as a director. However, both Mr. King and Mr. Rothe will receive a fee of $10,000 for each year of service as a director. The Company does not pay compensation for committee participation or special assignments of the Board of Directors.

   Under the Automatic Option Grant Program of the 1994 Plan, each individual who first joins the Board as a non-employee Board member after July 25, 1996 will receive an option grant for 10,000 shares of Common Stock at the time of his or her commencement of Board service, provided such individual has not otherwise been in the prior employ of the Company. In addition, at each annual stockholder's meeting, beginning with the 1997 annual meeting, each individual who is to continue to serve as a non-employee Board member will receive an option grant to purchase 2,500 shares of Common Stock, whether or not such individual has been in the prior employ of the Company.

   Each automatic grant will have an exercise price equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase, at the option exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares. The 10,000-share grant will vest in four equal and successive annual installments over the optionee's period of Board service measured from the grant date. Each additional 2,500-share grant will vest upon the optionee's completion of one year of Board service measured from the grant date. However, each outstanding option will immediately vest upon (i) an acquisition of the Company by merger, asset sale or a hostile takeover of the Company or (ii) the death or disability of the optionee while serving as a Board member.

   At the 1998 annual meeting, Mssrs. Bass, Crawford, Gruner and King received an option grant to purchase 2,500 shares of common stock at an exercise price of $3.50 per share, the fair market value per share of Common Stock on that date.

   In connection with Mr. Rothe's election to the Board of Directors, Mr. Rothe will receive options to purchase 30,000 shares of the Company's stock, inclusive of the automatic option grant for 10,000 shares. The options will vest in four equal and successive annual installments, providing that Mr. Rothe remains a Board member.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES.

              PROPOSAL TWO--RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has appointed the firm of KPMG LLP ("KPMG") as the Company's independent accountants for the fiscal year ending December 31, 1999, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of KPMG.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

   A representative of KPMG is expected to be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

   The Company's independent public accountants for the fiscal year ended December 31, 1998, PricewaterhouseCoopers, LLP ("PWC"), were dismissed on March 23, 1999. The decision to dismiss PWC was recommended by the Audit Committee of the Company's Board of Directors, and approved by the Board of Directors. Representatives from PWC are not expected to be present at the Annual Meeting.

   PWC's report on the financial statements of the Company for either of the past two years did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through March 23, 1999, there were no disagreements or reportable events with PWC, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to PWC's satisfaction, would have caused them to make reference to subject matter of the disagreements in connection with their reports.

   KPMG was engaged by the Company on April 1, 1999. KPMG was not consulted by the Company with respect to the application of accounting principles to a specific completed transaction or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

 PROPOSAL THREE--APPROVAL OF AMENDMENTS TO THE 1994 STOCK OPTION/ISSUANCE PLAN

   The Company's stockholders are being asked to approve a series of amendments to the Company's 1994 Stock Option/Stock Issuance Plan (the "1994 Plan") which will effect the following changes: (i) renew the automatic annual increase in the share reserve such that the number of shares of Common Stock reserved for issuance under the 1994 Plan will automatically increase on the first trading day of each of the calendar years 2000, 2001 and 2002, by the number of shares equal to the lesser of (a) three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year or (b) 300,000 shares; (ii) amend the stockholder approval provisions in order to reflect changes which have been made, since the 1994 Plan was first adopted, to Rule 16b-3 of the Securities and Exchange Commission (the "SEC") which exempts certain officer and director transactions under the 1994 Plan from the short-swing liability provisions of the federal securities laws.

   The 1994 Plan was adopted by the Board of Directors in August 1994 as the successor to the Company's 1992 Stock Plan (the "Predecessor Plan") and was approved by the stockholders in October 1994. All outstanding options under the Predecessor Plan were incorporated into the 1994 Plan in August 1994 and the Predecessor Plan was accordingly terminated at that time. In May 1996, in connection with the initial public offering of the Common Stock, the Board restated the 1994 Plan to implement the automatic share increase provision for the calendar years 1998 and 1999 and add the Automatic Option Grant and Salary Investment Option Grant Programs. The stockholders approved the restatement in June 1996. The amendments to the 1994 Plan for which stockholder approval is sought under this Proposal No. 3 were adopted by the Board in March 1999, subject to stockholder approval at the Annual Meeting.

   The proposed renewal of the automatic annual share increase feature will assure that a sufficient reserve of Common Stock is available under the 1994 Plan to attract and retain the services of key individuals who are essential to the Company's long-term growth and success. The remaining amendments will provide the Company with more opportunities to make equity incentives available to its non-employee Board members as an inducement for their continued service and facilitate plan administration by eliminating a number of limitations and restrictions previously incorporated into the 1994 Plan in order to comply with the applicable requirements of SEC Rule 16b-3 prior to its amendment.

   The following is a summary of the principal features of the 1994 Plan, as most recently amended. A copy of the 1994 Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary located in Colorado Springs, Colorado.

Description of the 1994 Plan

   Structure. The 1994 Plan consists of four (4) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Salary Investment Option Grant Program, (iii) the Stock Issuance Program, and (iv) the Automatic Option Grant Program. The principal features of each of these programs are described below.

   Administration. The Compensation Committee of the Board (the "Plan Administrator") administers the Discretionary Option Grant and Stock Issuance Programs of the 1994 and also determines which Section 16 Insiders or other highly compensated employees may participate in the Salary Investment Option Grant Program, should such program be implemented in future calendar years. All grants under the Automatic Option Grant and Salary Investment Option Grant Programs will be made in strict compliance with the express provisions of each such program.

   Eligibility. Officers and employees, non-employee Board members (other than members of the Compensation Committee) and independent consultants and advisors in the service of the Company or any parent or subsidiary corporation (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Only non-employee Board members are eligible to participate in the Automatic Option Grant Program. Only employees who are
Section 16 Insiders or other highly compensated individuals will be eligible to participate in the Salary Investment Option Grant Program.

   As of December 31, 1998, 5 executive officers, 5 non-employee Board members and approximately 166 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The 5 non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

   Share Reserve. The share reserve under the 1994 Plan consists of 3,210,148 shares of Common Stock. The share reserve includes the automatic share increases effected in January 1998 and January 1999 of 206,721 and 213,427 shares, respectively, each increase representing the number of shares equal to three percent (3%) of the total number of shares of Common Stock outstanding on December 31 of the preceeding year. If the stockholders approve the renewal of the automatic share increase provision which forms part of this Proposal, the share reserve will automatically increase on the first trading day of each of the calendar years 2000, 2001 and 2002 by the number of shares equal to the lesser of (i) three percent (3%) of the total number of shares of Common Stock outstanding on December 31 of the immediately preceding year or (ii) 300,000 shares.

   Should any option terminate prior to exercise in full, the shares subject to the unexercised portion of that option will be available for subsequent option grants. In addition, any unvested shares issued under the Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share pursuant to the Company's repurchase rights under the Plan will reduce, on a share-for-share basis, the number of shares of Common Stock reserved for issuance under the Plan. In addition, shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1994 Plan will not be available for subsequent issuance. No one participant in the 1994 Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year.

   Changes in Capitalization. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1994 Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1994 Plan, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member, (iv) the number and class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the maximum number and/or class of securities for which the share reserve is to increase automatically on the first trading day of each of the 2000, 2001, and 2002 calendar years. All such adjustments will be designed to preclude the enlargement or dilution of participant rights and benefits under the 1994 Plan.

   Valuation. For purposes of establishing the option price and for all other valuation purposes under the 1994 Plan, the fair market value per share of Common Stock on any relevant date under the 1994 Plan will be the closing selling price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market. The closing selling price of the Common Stock on March 1, 1999 was $4.813 per share.

Discretionary Option Grant Program

   Grants. The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when such grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

   Price and Exercisability. The exercise price per share for options granted under the Discretionary Option Grant Program may not be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the option grant date. No option granted will have a term in excess of ten (10) years, and each option will generally become exercisable in one or more installments over the optionee's period of service with the Company. The shares of Common Stock acquired upon the exercise of one or more options may, however, be unvested and subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

   The exercise price may be paid in cash or in shares of the Common Stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

   No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime pursuant to a domestic relations order or to one or more members of the optionee's family or to a trust established for one or more such family members.

   Termination of Service. Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.

   Stock Appreciation Rights. Two types of stock appreciation rights may be granted under the Discretionary Option Grant Program: (i) tandem rights, which require the option holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for an appreciation distribution and (ii) limited rights which become exercisable upon the occurrence of a hostile take-over.

   The appreciation distribution payable by the Company upon the exercise of a tandem stock appreciation right will be equal to the excess of (i) the fair market value (on the exercise date) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the Plan Administrator's discretion, be made in cash or in shares of Common Stock valued at fair market value on the exercise date.

   One or more officers or directors of the Company subject to the short-swing profit restrictions of the Federal securities laws may, at the discretion of the Plan Administrator, be granted limited stock appreciation rights in connection with their option grants under the Discretionary Option Grant Program. Each option with such a limited stock appreciation right may be surrendered to the Company, to the extent such option is exercisable for one or more vested option shares, upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in the tender offer over (ii) the option exercise price per share.

   Cancellation/Regrant Program. The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of the Common Stock and to issue replacement options with an exercise price based on the market price of the Common Stock at the time of the new grant.

Stock Issuance Program

   The Plan Administrator has complete discretion under the Stock Issuance Program to determine which eligible individuals are to receive stock issuances, the time or times when such issuances are to be made and the vesting schedule, if any, to apply to the shares of Common Stock subject to each stock issuance.

   Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of their fair market value, payable in cash or through a promissory note payable to the Company. Shares may also be issued as a bonus for past services.

   The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1994 Plan.

Automatic Option Grant Program

   Grants. Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, receives, at the time of such initial election or appointment, an automatic option grant for 10,000 shares of Common Stock, provided such individual was not previously in the Company's employ. In addition, on the date of each Annual Meeting, each individual re-elected to serve as a non-employee Board member is automatically granted at that meeting a stock option to purchase 2,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There is no limit on the number of such 2,500-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously served in the Company's employ are fully eligible for one or more 2,500-share option grants.

   Terms and Conditions. Each option granted under the Automatic Option Grant Program is subject to the following terms and conditions:

  . The exercise price per share will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date.

  . Each option will have a term of (i) ten (10) years measured from the grant date or (ii) twelve (12) months following termination of Board service.

  . Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares.

  .  The shares subject to each initial 10,000-share grant will vest in four
     (4) successive equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one (1) year of Board service measured from the automatic grant date. The shares subject to each annual 2,500-share grant will vest upon the completion of one (1) year of Board service measured from the automatic grant date.

  . The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a Board member or should any of the following events occur while the optionee continues in Board service: (i) an acquisition of the Company by merger or asset sale; (ii) the successful completion of a hostile tender offer for more than fifty percent (50%) of the outstanding voting securities; or (iii) a change in the majority of the Board occasioned by one or more contested elections for Board membership.

  . Upon the successful completion of a hostile tender offer for securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding voting securities, each outstanding automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (i) the highest price per share of Common Stock paid in such hostile tender offer over (ii) the exercise price payable per share. Stockholder approval of this Proposal will also constitute pre-approval of each option grant with such a cash surrender right made on or after the date of the Annual Meeting and the subsequent exercise of that right in accordance with the foregoing terms.

Salary Investment Option Grant Program

   Participation. In the event the Plan Administrator elects to activate the Salary Investment Option Grant Program for one or more calendar years, each executive officer and other highly compensated employee of the Company selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $10,000 nor more than $50,000.

   Grants. Each participant will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Common Stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount of salary invested in that option. The option will vest and become exercisable in a series of twelve (12) equal monthly installments over the calendar year for which the salary reduction is to be in effect.

   Stock Appreciation Rights. Limited stock appreciation rights will automatically be included as part of each grant made under the Salary Investment Option Grant Program. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with the tender offer over (ii) the exercise price payable for such share.

General Provisions

   Change in Ownership or Control. In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options which are assumed in connection with such acquisition will immediately become exercisable for all the option shares, and any unvested shares which do not vest at the time of such acquisition will immediately vest in full, in the event the optionee's service with the Company or any successor entity is terminated within eighteen (18) months after the acquisition. The Plan Administrator also has the authority, exercisable either (i) at the time an option is granted under the Discretionary Option Grant Program or a stock issuance is made under the Stock Issuance Program or (ii) at any time while such option remains outstanding or the shares subject to such stock issuance remain unvested, to provide for the full and immediate vesting of such stock option or unvested shares in connection with a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by reason of one or more proxy contests for the election of Board members), with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service. Each option outstanding under the Automatic Option Grant and Salary Investment Option Grant Programs will automatically accelerate in full upon an acquisition or change in control of the Company.

   The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

   Financial Assistance. The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the 1994 Plan through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided to any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

   Special Tax Election. The Plan Administrator may, in its discretion, provide one or more holders of outstanding options under the Discretionary Option Grant Program with the right to have the Company withhold a portion of the shares of Common Stock otherwise issuable to such individuals in satisfaction of the income and employment tax liability incurred by them in connection with the exercise of those options. Alternatively, the Plan Administrator may allow such individuals to deliver existing shares of Common Stock in satisfaction of such tax liability.

   Amendment and Termination. The Board may amend or modify the 1994 Plan in any or all respects whatsoever. However, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

   Unless sooner terminated by the Board, the 1994 Plan will in all events terminate on August 11, 2004. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

Option Grants

   For each of the executive officers named in the Summary Compensation Table and the various indicated groups, the table below shows (i) the number of shares of Common Stock subject to options granted under the 1994 Plan during the period from January 1, 1998 to March 1, 1999 and (ii) the weighted average exercise price payable per share under such options. No direct stock issuances have been made to date under the 1994 Plan.

                                                                Weighted Average
                                                                 Exercise Price
                                                    Number of          of
               Name and Position                  Option Shares Granted Options
               -----------------                  ------------- ----------------
Mark K. Ruport .................................     100,000         $3.500
 Chairman, Chief Executive Officer and President
Steven M. Johnson ..............................      35,000         $3.500
 Vice President--Finance and Administration,
 Chief Financial Officer and Secretary
Marc R. Fey.....................................      15,000         $3.500
 Senior Vice President--Engineering
 and Customer Support Services
Jeanne C. Logozzo ..............................      25,000         $3.500
 Vice President--Marketing
Greg D. Cooke ..................................      20,000         $3.266
 Vice President--North American Sales
All current executive officers as a group (5         195,000         $3.476
 persons).......................................
All current non-executive directors as a group        12,500         $3.500
 (5 persons)....................................
All employees, including current officers who
 are not executive officers, as a group (57
 persons).......................................     591,000         $3.150

   As of March 1, 1999 options covering 1,829,478 shares of Common Stock were outstanding under the 1994 Plan, 770,305 shares had been issued, and 610,365 shares remained available for future option grants.

New Plan Benefits

   Since the amendment subject to this Proposal will not result in any increase to the share reserve under the 1994 Plan until January 2000, no option grants will be made on the basis of that amendment until that time.

Federal Income Tax Consequences of Options Granted under the 1994 Plan

   Options granted under the 1994 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

   Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

   Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

   If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

   Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

   The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

   No taxable income is recognized upon the receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the right is exercised, equal to the amount of the appreciation distribution.

   The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year of the Company in which such ordinary income is recognized.

Direct Stock Issuance

   The tax principles applicable to direct stock issuances under the 1994 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

   The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Accounting Treatment

   Under the current accounting principles in effect for equity incentive programs such as the 1994 Plan, the option grants under the 1994 Plan will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

   Under a recently-proposed amendment to the current accounting principles, option grants made to non-employee Board members or consultants after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the vesting date of each installment of the option shares. In addition, if the proposed amendment is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to the Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares.

   Should one or more optionees be granted stock appreciation rights under the 1994 Plan that have no conditions upon exercisability other than a service or employment requirement, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Stockholder Approval

   The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1999 Meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposed amendment to the 1994 Plan. Should such stockholder approval not be obtained, then the annual automatic increase in the share reserve, pursuant to which the number of shares of Common Stock reserved for issuance under the 1994 Plan will automatically increase on the first trading day of each of the calendar years 2000, 2001 and 2002 by the number of shares equal to the lesser of (i) three percent (3%) of the total number of shares of Common Stock outstanding on December 31 of the immediately preceding year or (ii) 300,000 shares, will not be renewed and no such automatic increase will occur after 1999. In addition, whether or not stockholder approval is otherwise required by the laws or regulations governing the Plan, the Board will not be permitted, without stockholder approval, to amend the 1994 Plan to
(i) increase the number of shares issuable thereunder, or the maximum number of shares for which any one may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances, (ii) materially modify the eligibility requirements for participation in the 1994 Plan, or (iii) otherwise materially increase the benefits accruing to participants in the 1994 Plan. The 1994 Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1994 Plan in effect prior to the amendments summarized in this Proposal until the available reserve of Common Stock, as last approved by the stockholders, has been issued pursuant to option grants and direct stock issuances made under the 1994 Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO THE 1994 PLAN.

                            OWNERSHIP OF SECURITIES

   The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of March 1, 1999 by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each nominee for director,
(iii) the executive officers named in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group.

                                                                   Percentage
                                                        Shares     of Shares
                                                     Beneficially Beneficially
        Name and Address of Beneficial Owner         Owned(1)(2)  Owned(1)(2)
        ------------------------------------         ------------ ------------
Mark K. Ruport(3)...................................    545,000        7.1%
Steven M. Johnson(4)................................    155,386        2.1%
Marc R. Fey(5)......................................    178,750        2.5%
Jeanne C. Logozzo(6)................................     25,000          *
Greg D. Cooke(7)....................................     18,756          *
Paul Carter(8)......................................    682,186        9.4%
Richard A. Bass(9)..................................     75,856        1.1%
James E. Crawford III(10)...........................    908,067       13.1%
Robert L. Gett(11)..................................     40,000          *
Harry S. Gruner(12).................................    415,533        5.8%
Graham O. King(13)..................................     55,000          *
James T. Rothe Ph.D. (14)...........................        --         --
Malcolm D. Thomson(15)..............................    506,686        6.9%
 5945 Wilson Road
 Colorado Springs, CO 80919
Frontenac VI Limited Partnership(16)................    908,067       12.6%
 135 S. LaSalle Street
 Suite 3800
 Chicago, IL 60603
JMI Equity Fund, L.P.(17)...........................    415,533        5.8%
 1119 St. Paul Street
 Baltimore, MD 21202
Dimensional Fund Advisors(18).......................    475,200        6.6%
 1299 Ocean Ave.
 11th Floor
 Santa Monica, CA 90401
All directors and executive officers as a group (12   3,099,534       37.7%
 persons)...........................................

--------
*  Represents beneficial ownership of less than 1%.
(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The address for Messrs. Ruport, Johnson, Fey, Logozzo, Cooke, and Carter is c/o Optika Inc., 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920.
(2) Based on 7,171,470 shares of Common Stock outstanding as of March 1, 1999. The number of shares of Common Stock deemed outstanding includes shares of Common Stock issuable pursuant to stock options that are currently exercisable or may be exercised within 60 days after March 1, 1999. Shares issuable pursuant to such options are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(3) Includes 535,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 1999, 18,334 of which shares are unvested and subject to a repurchase right of the Company, and 176,354 with respect to which Mr. Ruport shares dispositive power with his former spouse.

(4) Includes 154,386 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 1999, 5,834 of which shares are unvested and subject to a repurchase right of the Company.
(5) Includes 63,750 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 1999.
(6) Includes 25,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 1999.
(7) Includes 18,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 1999.
(8) Includes (i) 76,555 shares of Common Stock held of record by the Paul Carter Irrevocable Trust, of which Mr. Carter may be deemed to be beneficial owner; (ii) 120,000 vested shares of Common Stock issuable upon exercise of options that are currently exercisable and (iii) 50,668 shares of Common Stock held by Iris C. Carter, the spouse of Mr. Carter. Also includes an aggregate of 67,500 shares of Common Stock which are subject to currently exercisable options held by third parties.
(9) Includes 15,000 shares of Common Stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 1, 1999, 7,500 of which shares are unvested and subject to a repurchase right of the Company.
(10) Pursuant to a Schedule 13G dated February 13, 1997 and filed with the Securities and Exchange Commission, includes 893,067 shares of Common Stock owned beneficially by Frontenac. The general partner of Frontenac is the Frontenac Company, of which Mr. Crawford is a general partner. In such capacity, Mr. Crawford may be deemed to be a beneficial owner of such shares, although he disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any. Also includes (i) 15,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 1999, 7,500 of which shares are unvested and subject to a repurchase right of the Company, and (ii) 25,000 shares of Common Stock which are subject to currently exercisable options granted by Frontenac to Mr. King. The address of Mr. Crawford is c/o Frontenac Company, 135 South LaSalle Street, Suite 3800, Chicago, Illinois 60603.
(11) Includes 40,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 1999, 20,000 of which shares are unvested and subject to a repurchase right of the Company.
(12) Pursuant to a Schedule 13G dated February 12, 1999 and filed with the Securities and Exchange Commission, includes 400,533 shares of Common Stock owned beneficially owned by JMI Equity Fund, L.P. The general partner of JMI Equity Fund, L.P. is JMI Partners, L.P., of which Mr. Gruner is a general partner. In such capacity, Mr. Gruner may be deemed to be a beneficial owner of such shares, although he disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any. Also includes 15,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 1, 1999, 7,500 of which shares are unvested and subject to a repurchase right of the Company. The address of Mr. Gruner is c/o JMI Partners, L.P., 1119 St. Paul Street, Baltimore, Maryland 21202.
(13) Includes (i) 30,000 shares of Common Stock issuable upon exercise of options granted by the Company that are currently exercisable or will become exercisable within 60 days of March 1, 1999, 15,000 of which shares are unvested and subject to a repurchase right of the Company and
     (ii) 25,000 shares of Common Stock issuable upon exercise of options granted by Frontenac to Mr. King, which options are currently exercisable or will become exercisable within 60 days of March 1, 1999, 12,500 of which shares are unvested and subject to a repurchase right of Frontenac.
(14) Does not include 30,000 shares of Common Stock issuable upon exercise of options to be granted upon Mr. Rothe's election to the Company's Board of Directors.
(15) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 1999, includes 100,000 shares of Common Stock held by Nancy H. Thomson, the spouse of Mr. Thomson. Also includes an aggregate of 67,500 shares of Common Stock which are subject to currently exercisable options held by third parties, and 120,000 vested shares of Common Stock issuable upon exercise of options that are currently exercisable.

(16) Pursuant to a Schedule 13G dated February 13, 1997 and filed with the Securities and Exchange Commission, Frontenac has reported that as of December 31, 1997 it had sole voting power over 893,067 shares, shared voting power over no shares, sole dispositive power over 893,067 shares and shared dispositive power over no shares. Includes 25,000 shares of Common Stock which are unvested and subject to a currently exercisable option granted to Mr. King by Frontenac.
(17) Pursuant to a Schedule 13G dated February 12, 1999 and filed with the Securities and Exchange Commission, JMI Equity Fund, L.P. has reported that as of December 31, 1998 it had sole voting power over no shares, shared voting power over 400,533 shares, sole dispositive power over no shares and shared dispositive power over 400,533 shares.
(18) Pursuant to a Schedule 13G dated February 12, 1999 and filed with the Securities and Exchange Commission, Dimensional Fund Advisors reported that it had sole voting power over 475,200 shares, shared voting power over 0 shares, sole dispositive power over 475,200 shares and shared dispositive power over 0 shares.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

   The following table provides certain information summarizing the compensation earned by the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers whose salary and bonus was in excess of $100,000 for the fiscal year ended December 31, 1998 (the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                                                      Compensation
                                Annual Compensation                      Awards
                               ---------------------                  ------------
                                                                       Securities
   Name and Principal                                  Other Annual    Underlying
        Position          Year Salary($) Bonus($)(1)  Compensation($)  Option (#)
   ------------------     ---- --------- -----------  --------------- ------------
Mark K. Ruport..........
 Chairman, Chief          1998  229,800    116,000         9,427(2)     100,000
 Executive Officer and    1997  181,750     45,989           --             --
 President                1996  183,956     34,000           --         110,000

Steven M. Johnson.......
 Vice President--Finance
 and Administration,      1998  140,000    104,000(3)        --          35,000
 Chief Financial Officer  1997  129,082     24,000           --             --
 and Secretary            1996  131,156     18,000           --          35,000

Marc R. Fey.............
 Senior Vice President--
 Engineering and          1998  130,000     29,000           --          15,000
 Customer Support         1997  117,762     12,500           --             --
 Services                 1996  120,000     10,000           --             --

Jeanne C. Logozzo(4)....  1998  120,000     38,000           --          25,000
 Vice President--         1997   51,218        --            --          75,000
 Marketing                1996      --         --            --             --

Greg D. Cooke(5)........  1998  104,542     42,461           --          20,000
 Vice President--North    1997  108,183     28,465           --             --
 American Sales           1996   87,500     39,853           --             --

--------
(1) Bonuses earned in 1996, 1997 and 1998 were paid in 1997, 1998 and 1999, respectively.
(2) Represents the cost of a company car for Mr. Ruport.
(3) Mr. Johnson's bonus for 1998 includes a commission of $60,000 earned in his temporary role as Vice President of Channel Sales. Mr. Johnson occupied this role during the period of July 1, 1998 through December 31, 1998.
(4) Ms. Logozzo joined the Company as Vice President of Marketing on June 9,
    1997.
(5) Mr. Cooke became Vice President of North American Sales on February 18,
    1999.

Option Grants in Last Fiscal Year

   The following table contains information concerning the stock option grants made to each of the Named Executive Officers for the fiscal year ended December 31, 1998. No stock appreciation rights ("SARs") were granted to these individuals during such fiscal year.





                                                                               Potential
                                                                           Realizable Value
                                         Individual Grants                 at Assumed Annual
                         -------------------------------------------------  Rates of Stock
                                          Percent of                             Price
                            Number of    Total Options Exercise            Appreciation for
                           Securities     Granted to    Price              Option Term(1)($)
                           Underlying    Employees in    Per    Expiration -----------------
          Name           Options Granted  Fiscal Year  Share(2)    Date       5%      10%
          ----           --------------- ------------- -------- ---------- -------- --------
Mark K. Ruport(3).......     100,000         13.8%     $3.5000   02/26/08  $220,113 $557,810
Steven M. Johnson(3)....      35,000          4.8%     $3.5000   02/06/08  $ 77,040 $195,233
Marc R. Fey(3)..........      15,000          2.1%     $3.5000   02/06/08  $ 33,017 $ 83,671
Jeanne C. Logozzo(3)....      25,000          3.5%     $3.5000   02/06/08  $ 55,028 $139,452
Greg D. Cooke(3)........      15,000          2.1%     $3.1875   01/21/08  $ 30,069 $ 76,201
Greg D. Cooke(3)........       5,000          0.7%     $3.5000   02/06/08  $ 11,006 $ 27,890

--------
(1) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(2) The exercise price may be paid in cash, in shares of the Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same day sale of the purchased shares. The Plan Administrator may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee. The Plan Administrator has the discretionary authority to reprice outstanding options under the Plan through the cancellation of those options and the grant of replacement options with an exercise price based on the lower fair market value of the option shares on the re-grant date.
(3) The option was granted pursuant to the 1994 Plan. The option has a maximum term of ten years measured from the grant date, subject to earlier termination upon optionee's cessation of service with the Company. The optionee will vest in 25% of the options shares upon completion of one year of service with the Company after the grant date and the balance in a series of equal annual installments over the next three years of service completed thereafter. The option shares will fully vest in the event the Company is acquired by merger or asset sale, unless the option is assumed by the acquiring company. In addition, if the option is assumed by the acquiring company, the option shares will vest in full upon the termination of the optionee's service, whether involuntarily or through a resignation for good reason, within eighteen months following the acquisition.

Aggregated Option Exercises and Fiscal Year-End Values

   The table below sets forth certain information with respect to the Named Executive Officers concerning the unexercised options they held as of the end of the fiscal year ended December 31, 1998.

                                                     Number of Securities      Value of Unexercised
                                                    Underlying Unexercised     in-the-Money Options
                           Shares                    Options at FY-End(#)         at FY-End($)(1)
                         Acquired on     Value     ------------------------- -------------------------
          Name           Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
          ----           -----------  ------------ ----------- ------------- ----------- -------------
Mark K. Ruport..........      --            --       510,000      100,000      852,250      37,500
Steven M. Johnson.......      --            --       145,636       35,000      262,789      13,125
Marc R. Fey.............      --            --        60,000       15,000      120,000       5,625
Jeanne C. Logozzo.......      --            --        18,750       81,250        7,031      30,469
Greg D. Cooke...........   14,600        36,463       13,000       20,000       30,063      12,188

--------
(1) Based on the fair market value of the option shares at fiscal year-end ($3 7/8 per share on the basis of the closing selling price on the Nasdaq National Market at fiscal year-end) less the exercise price.

Employment Contracts, Termination of Employment Arrangements and Change of Control Agreements

   The Company has an agreement with Mark K. Ruport that provides for his employment as President and Chief Executive Officer of the Company at the discretion of the Board of Directors. Mr. Ruport's base salary is $240,000, subject to annual review by the Compensation Committee, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. In 1995, Mr. Ruport was also granted an option to acquire 400,000 shares of Common Stock under the 1994 Plan pursuant to the terms of his employment agreement. Mr. Ruport is eligible to receive severance equal to one year's base salary in the event he is terminated by the Company without cause.

   The Company has an agreement with Steven M. Johnson that provides for his employment as Chief Financial Officer of the Company, at the discretion of the Board of Directors. Mr. Johnson's base salary is $140,000, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Johnson is eligible to receive severance equal to six months' salary in the event he is terminated by the Company without cause.

   The Company has an agreement with Marc R. Fey that provides for his employment as Senior Vice President--Engineering and Customer Support Services, at the discretion of the Board of Directors. Mr. Fey's base salary is $130,000, subject to annual review by the Compensation Committee, and he is eligible to receive performance bonuses which may be awarded by the Compensation Committee. Mr. Fey is eligible to receive severance equal to six months' salary in the event he is terminated by the Company without cause.

   The Company has an agreement with Jeanne C. Logozzo that provides for her employment as Vice President of Marketing, at the discretion of the Board of Directors. Ms. Logozzo's base salary is $120,000, subject to annual review by the Compensation Committee and she is eligible to receive performance bonuses which may be awarded by the Compensation Committee.

   The Company has an agreement with Greg D. Cooke that provides for his employment as Vice President of North American Sales, at the discretion of the Board of Directors. Mr. Cooke's base salary is $120,000, subject to annual review by the Compensation Committee, and he is eligible to receive incentive compensation based on performance of the North American operations.

   In connection with an acquisition of the Company by merger or asset sale, each outstanding option held by the Chief Executive Officer and the other executive officers under the 1994 Plan will automatically accelerate in full and all unvested shares of Common Stock issued to such individuals pursuant to the exercise of options granted or direct stock issuances made under such plan will immediately vest in full, except to the extent such options are to be assumed by, and the Company's repurchase rights with respect to those shares are to be assigned to, the successor corporation. Any options that are assumed in an acquisition will automatically accelerate, and any repurchase rights which are assigned will terminate, in the event the executive's service is terminated, whether involuntarily or through a resignation for good reason, within eighteen months following the acquisition. In addition, the Compensation Committee as Plan Administrator of the 1994 Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer or the shares of Common Stock purchased pursuant to the exercise of options or subject to direct issuances held by such individual, in connection with the termination of the officer's employment following certain hostile changes in control of the Company.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board is currently comprised of Messrs. Crawford, Gruner and King. None of the present or former members of the Compensation Committee were at any time during the fiscal year ended December 31, 1998 or at any other time an officer or employee of the Company.

   No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1998 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 fiscal year, the Company believes that both the executive officers and the Board members complied with all their reporting requirements under Section 16(a) for such fiscal year, except that Paul Carter, a Director of the Company, filed one incorrect report on Form 4 to disclose the sale of stock. The incorrect form was subsequently amended.

                         COMPENSATION COMMITTEE REPORT

Overview and Philosophy

   The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's 1994 Plan under which grants may be made to executive officers and other key employees.

   It is the Committee's objective that executive compensation be directly influenced by the Company's business results. Accordingly, the Company's executive compensation program is structured to stimulate and reward exceptional performance that results in enhanced corporate and stockholder values.

   The Committee recognizes that the industry sector in which the Company operates is extremely competitive world-wide, with the result that there is substantial demand for high-caliber, seasoned executives. It is crucial that the Company be assured of retaining and rewarding its executive personnel essential in contributing to the attainment of the Company's performance goals. For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar magnitude, complexity and performance records.

Cash Compensation

   A key objective of the Company's executive compensation program is to position its key executives to earn annual cash compensation (base salary plus bonus) equaling or exceeding that which the executive would earn at other similarly situated companies. The Committee, however, did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above. The Committee ensures, however, that the higher level of compensation is paid only when profitable growth rates occur.

   Base salaries for the named executive officers are established considering a number of factors, including the Company's sustained growth and increased profit margins, the executive's performance and contribution to overall Company performance, and the salary levels of comparable positions at companies of a similar size and in a similar industry sector. The Committee adheres to a compensation philosophy of moderate levels of fixed compensation such as base salary. Base salary decisions are made as part of a formal review process.

Stock Options

   The Committee grants stock options under the 1994 Plan to foster executive ownership and to provide direct linkage with stockholder interests. The Committee considers the executive's current level of equity holdings in the Company, the stock options previously granted to that individual, industry practices, the executive's accountability level, and assumed, potential stock value when determining stock option grants. The Committee relies upon competitive guideline ranges of retention-effective, target gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, the potential executive gains parallel those of other stockholders over the long-term. Therefore, the stock option program serves as the Company's only long-term incentive and retention tool for executives and other key employees. The option shares vest in increments over a period of years as the officers remain in the Company's employ, and the exercise prices of the stock options granted to the named executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options provide an incentive to executives to continue with the Company and maximize the Company's profitable growth which ordinarily, over time, should be reflected in the price of the Company's stock.

Benefits

   The Company provides benefits to the named executive officers that are generally available to other executives in the peer group companies. The amount of such executive-level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not, for any executive officer, exceed 10% of his total salary and bonus for fiscal 1999. The Committee believes, based upon the review of industry practices and published benefits surveys, that the Company's officers receive approximately average benefit levels when compared to the peer group companies.

Chief Executive Officer Performance and Compensation

   In setting Mr. Ruport's base salary of $240,000 and awarding him a bonus of $116,000 for the 1998 fiscal year, the Committee took note of the Company's progress in its transition plan and continued to structure his compensation package so that more of his total compensation would be tied to the Company's attainment of specific operating objectives.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation to be paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. The Company's 1994 Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under that Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

   It is the opinion of the Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

                     The Compensation Committee of the Board
                              James E. Crawford III
                                 Harry S. Gruner
                                  Graham O. King

Stock Performance Graph

   The graph depicted below compares the cumulative total stockholder returns on the Company's Common Stock against the cumulative total return of the Nasdaq Stock Market Index and the Nadsaq Computer and Data Processing Index for the period from July 25, 1996 to December 31, 1998.

                           [LINE GRAPH APPEARS HERE]

                             25-Jul-96  Sep-96  Dec-96  Mar-97    Jun-97    Sep-97    Dec-97    Mar-98    Jun-98    Sep-98    Dec-98
OPTIKA INC.                  $     100  $  131 $    84 $    79 $      83 $      83 $      57 $      63 $      55 $      49 $      65
NASDAQ STOCK MARKET INDEX    $     100  $  114 $   119 $   113 $     133 $     156 $     146 $     171 $     176 $     159 $     206
NASDAQ COMPUTER AND DATA
 PROCESSING INDEX            $     100  $  114 $   118 $   110 $     141 $     154 $     145 $     192 $     213 $     201 $     260

--------
(1) The graph assumes that $100 was invested on July 25, 1996 in the Company's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.
(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report, is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                              CERTAIN TRANSACTIONS

   The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of directors, officers and certain agents of the Company. Each of the current directors and executive officers of the Company have entered into separate indemnification agreements with the Company.

                                 OTHER MATTERS

   The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received no later than December 9, 1999, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 ANNUAL REPORT

   A copy of the Annual Report of the Company for the fiscal year ended December 31, 1998 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Except for "Executive Officers of the Registrant" from Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, the Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

   The Company filed an Annual Report on Form 10-K for the fiscal year ended December 31, 1998 with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing to Mr. Steven M. Johnson, the Secretary of the Company, at the Company's principal offices located at 7450 Campus Drive, 2nd Floor, Colorado Springs, Colorado 80920.

Dated: April 14, 1999

                                          THE BOARD OF DIRECTORS OF
                                          OPTIKA INC.

                         OPTIKA IMAGING SYSTEMS, INC.
                     1994 STOCK OPTION/STOCK ISSUANCE PLAN
                     -------------------------------------

                   AS RESTATED AND AMENDED THROUGH MARCH 1999



                                  ARTICLE ONE
                                  -----------

                                    GENERAL
                                    -------

     I.   PURPOSE OF THE PLAN

          This 1994 Stock Option/Stock Issuance Plan, as amended and restated, is intended to promote the interests of Optika Imaging Systems, Inc., a Delaware corporation, by providing eligible individuals with the opportunity to obtain an equity interest, or otherwise increase their equity interest, in the Corporation. This Plan shall serve as the successor equity incentive program to the Corporation's 1992 Stock Plan.

     II.  DEFINITIONS

          For the purposes of this Plan, the following definitions shall be in effect:

          AUTOMATIC OPTION GRANT PROGRAM: the automatic option grant program in effect under the Plan.

          BOARD:  the Corporation's Board of Directors.

          CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

          - the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

          - a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board; provided, however, that a change in the composition of the Board pursuant to Section 4.3.1(b) or Section 4.3.6 of the

     Corporation's Amended and Restated Articles of Incorporation shall not constitute a Change in Control.

          CODE:  the Internal Revenue Code of 1986, as amended.

          COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

          COMMON STOCK:  shares of the Corporation's common stock.

          CORPORATE TRANSACTION: either of the following stockholder-approved transactions to which the Corporation is a party:

             (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

             (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          CORPORATION: Optika Imaging Systems, Inc., a Delaware corporation, and its successors.

          DISCRETIONARY OPTION GRANT PROGRAM: the discretionary option grant program in effect under the Plan.

          ELIGIBLE DIRECTOR: a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Section v, Article One.

          EMPLOYEE: an individual who performs services while in the employ of the Corporation (or any Parent or Subsidiary) subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          EXERCISE DATE: the date on which the Corporation shall have received written notice of the option exercise.

          FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

          - If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          - If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          - If the Common Stock is on the date in question neither listed nor admitted to trading on any national securities exchange nor traded on the Nasdaq National Market, then the Fair Market Value of the Common Stock on such date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

          - For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

          HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

          - the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and
             ---

          - the acceptance of more than fifty percent (50%) of the securities so acquired in such tender or exchange offer from holders other than
     Section 16 Insiders.

          INCENTIVE OPTION: a stock option which satisfies the requirements of Code Section 422.

          INVOLUNTARY TERMINATION: the termination of the Service of any Optionee or Participant which occurs by reason of:

          - such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          - such individual's voluntary resignation following (i) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than ten percent (10%) in the aggregate or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

          MISCONDUCT: the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary) or any other intentional misconduct by such individual adversely affecting the business or affairs of the Corporation in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation or any Parent or Subsidiary may consider as grounds for the dismissal or discharge of any Optionee, Participant or other individual in the Service of the Corporation.

          1934 ACT:  the Securities Exchange Act of 1934, as amended.

          NON-STATUTORY OPTION: a stock option not intended to meet the requirements of Code Section 422.

          OPTIONEE: a person to whom an option is granted under the Option Grant Program.

          PARENT: Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          PARTICIPANT: a person who is issued Common Stock under the Stock Issuance Program.

          PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          PLAN: the Corporation's 1994 Stock Option/Stock Issuance Plan, as amended and restated and set forth in this document.

          PLAN EFFECTIVE DATE: August 12, 1994, the date on which the Plan was adopted by the Board.

          PLAN ADMINISTRATOR: either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan in accordance with Section IV of Article One.

          PREDECESSOR PLAN:  the Corporation's 1992 Stock Plan.

          SALARY INVESTMENT OPTION GRANT PROGRAM: the salary reduction grant program in effect under the Plan.

          SECTION 12(G) REGISTRATION DATE: July 25, 1996, the date on which the initial registration of the Common Stock under Section 12(g) of the 1934 Act became effective.

          SECTION 16 INSIDER: an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          SERVICE: the performance of services on a periodic basis for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

          STOCK ISSUANCE PROGRAM: the stock issuance program in effect under the Plan.

          SUBSIDIARY: any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          TAXES: the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

          10% STOCKHOLDER: the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary.

          TAKE-OVER PRICE: the greater of (a) the Fair Market Value per share of
                               -------
Common Stock on the date the particular option to purchase such stock is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, then the Take-Over Price shall not exceed the clause (a) price per share.

          UNDERWRITING AGREEMENT: the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

          UNDERWRITING DATE: July 25, 1996, the date on which the Underwriting Agreement was executed and priced in connection with the initial public offering of the Common Stock.

     III. STRUCTURE OF THE PLAN

          A.   The Plan shall be divided into four separate equity programs:

                 (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                 (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

                 (iii) the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special below-market option grants, and

                 (iv) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

          B. The Discretionary Option Grant and Stock Issuance programs became effective on the Plan Effective Date. The Salary Investment Option Grant Program shall become effective when implemented by the Plan Administrator. The Automatic Option Grant Program shall become effective on the Underwriting Date.

          C. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     IV.  ADMINISTRATION OF THE PLAN

          A. Until the Section 12(g) Registration Date, the Discretionary Option Grant and Stock Issuance Programs shall be administered by the Board or the Committee. From and after such Section 12(g) Registration Date, the Discretionary Option Grant and Stock Issuance Programs shall be administered solely and exclusively by the Committee. No non-employee Board member shall be eligible to serve on the Committee if such individual has, within the relevant period designated below, received an option grant or direct stock issuance under this Plan or any other stock plan of the Corporation (or any Parent or Subsidiary):

               - for each of the initial members of the Committee, the period commencing with the Section 12(g) Registration Date and ending with the date of his or her appointment to the Committee, or

               - for any successor or substitute member, the twelve (12)-month period immediately preceding the date of his or her appointment to the Committee or (if shorter) the period commencing with the Section 12(g) Registration Date and ending with the date of his or her appointment to the Committee.

          B. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

          C. The Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding option grants or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Programs, or any outstanding option grant or share issuance thereunder.

          D. Administration of the Salary Investment Option Grant and Automatic Option Grant Programs shall be self-executing in accordance with the terms of each such program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

     V.   ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                    (i)    Employees,

                    (ii) non-employee members of the Board (other than those serving as members of the Committee) or the board of directors of any Parent or Subsidiary, and

                    (iii) consultants who provide services to the Corporation (or any Parent or Subsidiary).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          D. Only Section 16 Insiders and other highly compensated Employees shall be eligible to participate in the Salary Investment Option Grant Program.

          E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Underwriting Date (ii) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. However, Messrs. Gett and King, who each received an option grant under the Discretionary Option Grant Program of the Plan prior to the Underwriting Date shall not be eligible to receive an initial option grant under the Automatic Option Grant Program on the Underwriting Date. In addition, a non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

     VI.  STOCK SUBJECT TO THE PLAN

          A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the ten (10)-year term of the Plan shall not exceed 3,210,158* shares, subject to adjustment from time to time in accordance with the provisions of this Section VI. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant under the Predecessor Plan as last approved by the stockholders, plus (ii) an increase of 520,000* /shares authorized by the Board as of the Plan Effective Date and subsequently approved by the Corporation's stockholders, plus (iii) an additional increase of 200,000 shares authorized by the Board on November 8, 1995, and approved by the Corporation's stockholders in February 1996, plus (iv) an additional increase of 750,000 shares approved by the Board in February 1996 and by the Corporation's stockholders in June 1996, plus (v) an additional increase of 206,721 shares effected on January 2, 1998 pursuant to Section VI. B. below, plus (v) an additional increase of 213,437 shares effected on January 4, 1999 pursuant to
Section VI. B. below. As one or more outstanding options under the Predecessor Plan which have been incorporated into this Plan are exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan. In addition, the share reserve under the Plan shall be reduced on a share-for-share basis for each share of Common Stock issued under the Corporation's Special Stock Option/Stock Purchase Plan, pursuant to which a maximum of 80,000 shares of Common Stock have been reserved for issuance to service providers of the Corporation's Business Solution Partner Companies.

______________________

     * Adjusted for the 4-for-1 split of the Common Stock effected on November 22, 1994.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each of the 1998 through the 2002 calendar years, by an amount equal to three percent (3%) of the shares of Common Stock outstanding on December 31 of the immediately preceding calendar year. Beginning with the 2000 calendar year, in no event may such annual increase exceed 300,000 shares. For the 1998 and 1999 calendar years, no Incentive Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases

          C. In no event may any one individual participating in the Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1996 calendar year.

          D. Should one or more outstanding options under this Plan (including options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the
Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Shares subject to any stock appreciation rights exercised under the Plan and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

          E. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which the share reserve is to increase automatically on the first trading day of each of the 1998 through the 2002 calendar years, (iii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate under this Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (v) the number and/or class of securities and price per share in effect under each option outstanding under the Plan and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO
                                  -----------


                      DISCRETIONARY OPTION GRANT PROGRAM
                      ----------------------------------

     I.       TERMS AND CONDITIONS OF OPTIONS

            Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its Parent or Subsidiary may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however,
                                                            --------
that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

            A.    Option Price.
                  ------------

                 1. The option price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

                      (i) The option price per share of Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

                      (ii) The option price per share of Common Stock subject to a Non-Statutory Option shall in no event be less than eighty-five percent (85%) of the Fair Market Value of such Common Stock on the grant date.

                 2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four, be payable as follows:

                      (i)   in cash or check made payable to the Corporation,

                      (ii) in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                      (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions
     (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                 3. Except to the extent such sale and remittance procedure is utilized, payment of the option price for the purchased shares must be made on the Exercise Date.

            B.    Term and Exercise of Options. Each option granted under this
                  ----------------------------
Plan shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten
(10) years measured from the grant date. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee's lifetime pursuant to a Domestic Relations Order or to one or more members of Optionee's family or a trust established for one or more such family members. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be as set forth in such documents issued to the Assignee as the Plan Administrator may deem appropriate.

            C.    Termination of Service.
                  ----------------------

                 1. Except to the extent otherwise provided pursuant to subsection C.2 below, the following provisions shall govern the exercise period applicable to any options held by the Optionee at the time of cessation of Service or death:

                       (i) Should the Optionee cease to remain in Service for any reason other than death or Permanent Disability, then the period during which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                       (ii) Should such Service terminate by reason of Permanent Disability, then the period during which each outstanding option held by the Optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

                       (iii) Should the Optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the Optionee's death. During such limited period, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                       (iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                       (v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the Optionee is not otherwise at that time vested.

                       (vi) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                 2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding,

                 - to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subsection C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, that in no event shall such option be exercisable
                  --------
     after the specified expiration date of the option term; and/or

                 - to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under this paragraph C., not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments for which the option would otherwise have become exercisable had such cessation of Service not occurred.

            D.   Stockholder Rights. An Optionee shall have no stockholder
                 ------------------
rights with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price for the purchased shares and become the record holder of those shares.

            E.   Unvested Shares. The Plan Administrator shall have the
                 ---------------
discretion to authorize the issuance of unvested shares of Common Stock under the Plan. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the option price paid per share, any or all of those unvested shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the agreement evidencing such repurchase right. All outstanding repurchase rights under the Plan shall terminate automatically upon the occurrence of any Corporate Transaction, except to the extent the repurchase rights are expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.

     II.    INCENTIVE OPTIONS

            Incentive Options may only be granted to individuals who are Employees, and the terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six of the Plan shall be applicable to all Incentive Options granted hereunder. Any

Options specifically designated as Non-Statutory shall not be subject to such terms and conditions.

            A.    Dollar Limitation. The aggregate Fair Market Value (determined
                  -----------------
as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its Parent or Subsidiary) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should e number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.

            B.    10% Stockholder. If any individual to whom an Incentive Option
                  ---------------
is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date and the option term shall not exceed five (5) years measured from the grant date.

     III.   CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with such Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of such Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. However, upon an Optionee's cessation of Service by reason of an Involuntary Termination (other than for Misconduct) within eighteen (18) months after a Corporate Transaction in which his or her outstanding options are assumed or replaced pursuant to clause (i) above, each such option shall automatically accelerate and become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. The option as so accelerated shall remain exercisable until the earlier of (i) the expiration of the option term or (ii)
                      -------
the expiration of the one (1)-year period measured from the date of such Involuntary Termination. The determination of option comparability under clause
(i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

            B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

            C. Immediately following the consummation of a Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent company.

            D. Each outstanding option under this Article Two that is assumed in connection with a Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such
                   --------
securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of such Corporate Transaction shall be appropriately adjusted.

            E. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the Optionee's cessation of Service by reason of an Involuntary Termination (other than for Misconduct) within a specified period following such Change in Control.

            F. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term or the surrender of such option in accordance with Section V of this Article Two.

            G. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            H.    The portion of any Incentive Option accelerated under this
Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

     IV.    CANCELLATION AND REGRANT OF OPTIONS

            The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plan incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share not less than (i) one hundred percent (100%) of the Fair Market Value on the new grant date in the case of a grant of an Incentive Option, (ii) one hundred ten percent (110%) of such Fair Market Value in the case of an Incentive Option grant to a 10% Stockholder or (iii) eighty-five percent (85%) of such Fair Market Value in the case of all other grants.

     V.     STOCK APPRECIATION RIGHTS

            A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

            B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

            C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of
                                                                     -----
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

            D. One or more Section 16 Insiders may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over at a time when the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, each such officer holding one or more options with such a limited stock appreciation right in effect for at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for fully vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for such vested shares. Such cash distribution shall be made within five (5) days following the option surrender date. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

            E. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent issuance under the Plan.

                                 ARTICLE THREE

                            STOCK ISSUANCE PROGRAM
                            ----------------------

    I.   TERMS AND CONDITIONS OF STOCK ISSUANCES

         Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement that complies with the terms and conditions of this Article Three.

         A.    Consideration.
               -------------

             1. Shares of Common Stock may be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                   (i) full payment in cash or check made payable to the Corporation's order;

                   (ii) a promissory note payable to the Corporation's order in one or more installments; or

                   (iii) past services rendered to the Corporation or any Parent or Subsidiary.

             2. The shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one hundred percent (100%) of the Fair Market Value of such shares at the time of issuance, but in no event less than eighty-five percent (85%) of such Fair Market Value.

         B.      Vesting Provisions.
                 ------------------

             1. Shares of Common Stock issued under the Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance (as a bonus for past services) or may vest in one or more installments over the Participant's period of Service or the Corporation's attainment of performance milestones. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                   (i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

                   (ii) the number of installments in which the shares are to vest,

                   (iii) the interval or intervals (if any) which are to lapse between installments, and

             (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

        2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

        3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Stock Issuance Program, then the Corporation shall have the right to require the Participant to surrender those shares immediately to the Corporation for cancellation, and the Participant shall cease to have any further stockholder rights with respect to the surrendered shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

        4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     II. CORPORATE TRANSACTION/CHANGE IN CONTROL

         A. All of the Corporation's outstanding repurchase rights under this Article Three shall automatically terminate upon the occurrence of a Corporate Transaction, except to the extent the Corporation's outstanding repurchase rights are expressly assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction. However, any assigned repurchase rights covering the unvested shares held by a Participant under this Article Three shall immediately terminate should there occur an Involuntary Termination of that Participant's Service (other than for Misconduct) within eighteen (18) months after such Corporate Transaction.

          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the shares are issued under this Article Three or at any time while those shares remain outstanding, to provide for the automatic termination of the Corporation's repurchase rights with respect to those shares should there occur a Change in Control. The Plan Administrator shall also have full power and authority to condition the termination of those repurchase rights upon the Participant's cessation of Service by reason of an Involuntary Termination (other than for Misconduct) within a specified period following such Change in Control.

     III.  SHARE ESCROW/TRANSFER RESTRICTIONS

          A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares.

          B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled in accordance with substantially the same procedure in effect under Section I.B.3 of this Article Three, and neither the Participant nor the proposed transferee shall have any rights with respect to such cancelled shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the transferee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Stock Issuance Agreement applicable to the gifted shares.

                                 ARTICLE FOUR
                                 ------------


                    SALARY INVESTMENT OPTION GRANT PROGRAM
                    --------------------------------------

     I.   OPTION GRANTS

          The Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for those calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files a proper salary reduction authorization shall automatically be granted an option under this Salary Investment Option Grant Program on the first trading day in January of the calendar year for which that salary reduction is to be in effect.

     II.  OPTION TERMS

          Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however,
                                                          --------
that each such document shall comply with the terms specified below.

          A.   Exercise Price.
               --------------

             1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

             2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.   Number of Option Shares.  The number of shares of Common Stock
               -----------------------
subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A divided by (B x 66-2/3%), where

               X is the number of option shares,

               A is the dollar amount by which the Optionee's base salary is to be reduced for the calendar year, and

          B is the Fair Market Value per share of Common Stock on the option grant date.

     C.   Exercise and Term of Options.  The option shall become exercisable
          ----------------------------
in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

     D.   Effect of Termination of Service.  Should the Optionee cease Service
          --------------------------------
for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the
    -------
expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i)
                                                               -------
the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

 III. CORPORATE TRANSACTION/CHANGE IN CONTROL

     A.   In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year
                              -------
option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

     B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earlier or (i) the expiration
                                                 -------
of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

          C. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV. REMAINING TERMS

          The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                 ARTICLE FIVE
                                 ------------

                        AUTOMATIC OPTION GRANT PROGRAM
                        ------------------------------

     I.   OPTION TERMS

          A.    Grant Dates.  Option grants shall be made on the dates specified
                -----------
below:

             1. Each individual who is serving as a non-employee Board member on the Underwriting Date, other than Messrs. King and Gett, who each received an option under the Discretionary Option Grant Program upon his respective appointment to the Board prior to the Underwriting Date, shall automatically be granted, on such date, a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

             2. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

             3. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as an Eligible Director (including those individuals first appointed on or after April 1, 1996 but prior to the Underwriting Date) whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 2,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 2,500-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

          B.    Exercise Price.
                --------------

             1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

             2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C.    Option Term.  Each option shall have a term of ten (10) years
                -----------
measured from the option grant date.

          D.    Exercise and Vesting of Options. Each option shall be
                -------------------------------
immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 10,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one
(1) year of Board service measured from the option grant date. Each annual 2,500-share grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

     E.   Termination of Board Service.  The following provisions shall govern
          ----------------------------
the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

             (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve
     (12)-month period following the date of such cessation of Board service in which to exercise each such option.

             (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

             (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

             (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)- month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price
                                     --------
payable for such securities shall remain the same.

          E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. AMENDMENT OF THE AUTOMATIC OPTION GRANT PROGRAM

          The provisions of this Automatic Option Grant Program, together with the option grants outstanding thereunder, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

     IV.  REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE SIX
                                  -----------

                                 MISCELLANEOUS
                                 -------------

     I.   LOANS OR INSTALLMENT PAYMENTS

          A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by:

                    (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant, or

                    (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years.

          B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate at the time such option price or purchase price becomes due and payable. Loans or installment payments may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares (less the par value of such shares) plus any Federal, state and local income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

          C. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this Section I shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may in its discretion deem appropriate.

     II.  AMENDMENT OF THE PLAN AND AWARDS

          A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Stock Issuance Program prior to such action, unless the Optionee or Participant consents to such amendment. In addition, certain amendments may stockholder approval pursuant to applicable laws or regulations.

          B. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the

Option Grant Program or the Stock Issuance Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

     III. TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of any stock options granted under Article Two or upon the issuance of any shares under Article Three shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                Stock Withholding:  The election to have the Corporation
                -----------------
withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                Stock Delivery:  The election to deliver to the Corporation,
                --------------
at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     IV.  EFFECTIVE DATE AND TERM OF PLAN

          A. The Plan originally became effective upon its adoption by the Board on August 12, 1994 and was approved by the Corporation's stockholders on October 10, 1994. The Plan is designed to serve as the successor to the Corporation's 1992 Stock Plan No further option grants or stock issuances shall be made under the Predecessor Plan from and after the Plan Effective Date.

          B. On November 22, 1994, the Corporation effected a four-for-one split of the outstanding Common Stock. On November 8, 1995 the Board adopted a 200,000-share increase in the maximum number of shares of Common Stock issuable over the term of the Plan. The increase was approved by the Corporation's stockholders in November 1995.

          C. In February 1996, the Board amended the Plan to (i) increase the maximum number of shares of Common Stock issuable over the term of the Plan by 750,000 shares to 2,790,000 shares and (ii) increase the maximum number of shares of Common Stock for which any one participant in the Plan may receive option grants, separately exercisable stock appreciation rights and direct stock issuances in the aggregate from 500,000 shares over the term of such plan to 500,000 shares per calendar year, beginning with the 1996 calendar year. On May 21, 1996, in anticipation of the initial public offering of the Common Stock, the Board further amended and restated the Plan to (i) provide for the immediate termination of options granted after such date in the event of the Optionee's termination of Service for misconduct, (ii) provide for automatic increases in the maximum number of shares of Common Stock reserved for issuance under the Plan to be effected on the first trading day in each of the 1998 and 1999 calendar years, and (ii) implement the Automatic Option Grant and Salary Investment Option Grant Programs. The restatement was approved by the Corporation's stockholders in June, 1996. The Plan was again amended in March 1999, subject to approval by the stockholders at the 1999 Annual Meeting, to (i) extend the automatic increases in the maximum number of shares of Common Stock reserved for issuance under the Plan to the 2000, 2001, and 2002 calendar years,
(ii) allow non-statutory stock options to be transferred in certain circumstances and (iii) amend the provisions regarding stockholder approval for amendments to the Plan.

          D. Each stock option grant outstanding under the Predecessor Plan immediately prior to the Plan Effective Date was incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. However, the Plan Administrator shall have complete discretion to extend, under such circumstances as it may deem appropriate, one or more provisions of this Plan to any or all of the stock options which are incorporated into this Plan from the Predecessor Plan but which do not otherwise contain such provisions.

          E. The provisions of each restatement and amendment of the Plan apply only to stock options and stock appreciation rights granted under the Plan and stock issuances made under the Plan from and after the effective date of such restatement or amendment. All stock options and stock appreciation rights issued and outstanding under the Plan and all stock issuances effected immediately prior to such effective date shall continue to be governed by the terms and conditions of the Plan (and the respective instruments evidencing each such option, stock appreciation right or stock issuance) as in effect on the date each such option or stock appreciation right was previously granted or such stock issuance was made, and nothing in any such restatement or amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options or stock appreciation rights with respect to their acquisition of shares of Common Stock under such options or their exercise of such stock appreciation rights or the rights or obligations of the individuals to which such shares of Common Stock have been issued.

          F.    The Plan shall terminate upon the earlier of (i) August 11,
                                                  -------
2004 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or stock appreciation rights granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such option grants or share issuances.

     V.   NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any Parent or Subsidiary) for any period of specific duration, and the Corporation (or any Parent or Subsidiary retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

     VI.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

     VII. REGULATORY APPROVALS

          The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

                                  DETACH HERE
--------------------------------------------------------------------------------


                                     PROXY

                                  OPTIKA INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoints Mark K. Ruport and Steven M. Johnson, or either of them, the proxies and attorneys-in-fact for the undersigned, with full power of substitution and revocation, to represent and vote on behalf of the undersigned, at the 1999 annual meeting of stockholders of Optika Inc. (the "Company") to be held at The Broadmoor Hotel, One Lake Avenue, Colorado Springs, Colorado 80919 on May 20, 1999 at 9:00 a.m. local time, and any adjournment or adjournments thereof, all shares of the common stock $.001 par value per share, of the Company standing in the name of the undersigned of which the undersigned may be entitled to vote as follows:


-----------                                                          -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
    SIDE                                                                 SIDE
-----------                                                          -----------

                                  DETACH HERE
--------------------------------------------------------------------------------

[X] Please mark
    votes as in
    this example

  This proxy when executed will be voted in the manner herein by the undersigned. If no direction is made, this proxy will be voted FOR items 1, 2 and 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3

1. Election of Class II Directors.

   NOMINEES: Harry S. Gruner, Graham O. King, James T. Rotha Ph.D.


          FOR               WITHHELD
          ALL    [_]    [_] FROM ALL
        NOMINEES            NOMINEES                MARK HERE
                                                   FOR ADDRESS [_]
[_]                                                 CHANGE AND
   --------------------------------------           NOTE BELOW
   For all nominees except as noted above




                                          FOR AGAINST ABSTAIN
2. Election of KPMG as independent        [_]  [_]      [_]
   accountants of the Company.

3. Approval of a series of amendments
   to the Company's 1994 Stock
   Option/Stock Issuance Plan,            FOR AGAINST ABSTAIN
   including a renewal of the annual      [_]   [_]    [_]
   automatic share increase feature for
   the calendar years 2000 through 2002.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

The submission of this proxy if properly executed revokes all prior proxies given by the undersigned

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.

Note: Please sign, date, and mail this proxy promptly in the enclosed postage-paid envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                               Date:
         --------------------------------    -----------------------------------

Signature:                               Date:
         --------------------------------     --------------------------------